                                                                   EXHIBIT 10.14

                   STOCK PURCHASE AND ADVERTISING AGREEMENT
                   ----------------------------------------


          THIS STOCK PURCHASE AND ADVERTISING AGREEMENT (this "Agreement") is dated as of the 28th day of May, 1999 by and between the National Broadcasting Company, Inc. ("NBC") and coolsavings.com inc., a Michigan corporation (the "Company").

                                   RECITALS:

          A. coolsavings.com inc. was formed on December 21, 1994 as Interactive Coupon Marketing Group, Inc., and changed its name to coolsavings.com inc. on November 18, 1998. The Company is in the business ("Business") of providing direct marketing services, including targeted sales promotions and coupons on the Internet.

          B. The Company desires to issue and sell 597.188 shares of its Common Stock, no par value (the "Shares") to NBC and NBC desires to purchase the Shares from the Company on the terms and subject to the conditions set forth in this Agreement.

          C. The Company desires to purchase and use, and NBC desires to provide to the Company, certain NBC Television Network ("NBC TV") advertising inventory on the terms and subject to the conditions set forth in this Agreement.

                                   SECTION 1
                       AUTHORIZATION AND SALE OF SHARES

          1.1  Authorization of the Shares.  The Company has authorized the sale
               ---------------------------
and issuance of 597.188 shares of its Common Stock, no par value (the "Shares") to NBC. The Shares shall have the rights, privileges and preferences set forth in the Company's Articles of Incorporation attached as Exhibit A hereto (the
                                                       ---------
"Articles").

          1.2   Purchase and Sale of Common Stock; Antidilution.
                -----------------------------------------------

                1.2.1  Purchase and Sale. Upon the terms and subject to the
                       -----------------
conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company hereby issues and sells to NBC and NBC hereby purchases from the Company, 597.188 shares of the Company's Common Stock, at a purchase price of $5,023.54 per share.

                1.2.2  Antidilution. If, after the date of this Agreement and
                       ------------
prior to the first to occur of the completion of the Company's initial public offering or August 1, 2000, the Company issues its Common Stock, or securities which are convertible into the Company's Common Stock, at a price per share (the "New Issuance Price") of less than $5,023.54, then the Company shall issue that number of additional shares of its Common Stock to NBC equal to the product of
(a) the number of shares of Company Stock issued to NBC under this Agreement, after adjustment , if any, pursuant to Section 2.3, and (b) a fraction, the numerator of which is $5,023.54 minus the New Issuance Price and the denominator of which is the New Issuance Price. The calculations under this clause 1.2.2 will be adjusted to reflect the numbers of shares and price per share of the Company's Common Stock appropriate to account for any stock split, stock dividend, reclassification or other similar change in the Company's Common Stock affecting all shares of Common Stock generally.

         1.3   Delivery.  Concurrent with execution and delivery of this
               ---------
Agreement, the Company is delivering to NBC a certificate representing the Shares registered in NBC's name under the terms and subject to the conditions of this Agreement against payment of the purchase price for the Shares by telecast of the Spots pursuant to Section 2 of this Agreement.

                                   SECTION 2
                            PURCHASE OF ADVERTISING

          2.1  Spots.  NBC shall provide the Company with the use of thirty (30)
               -----
second advertising spots (each, a "Spot") to be telecast on NBC TV during the 12 month period (the "Broadcast Period") beginning on October 1, 1999 or such other date as NBC and the Company shall agree in writing signed by both the Company and NBC. The Spots will be aired during the programs set forth in the attached Exhibit B, or at other dates, days and times and during programs substantially
---------
similar in the aggregate to those set forth in Exhibit B.  All such Spots run by
                                               ---------
the Company shall be subject to NBC TV's standard terms and conditions for such advertising which are described in the "Participating Sponsorship Agreement" attached hereto as Exhibit C (the "Standard Terms") and which are made a part of
                   ---------
this Agreement in their entirety; provided, however, that in the case of a
                                  --------  -------
conflict between the terms of this Agreement and the terms of the Standard Terms, the terms of this Agreement shall govern. For purposes of the Standard Terms, the Company shall be both the "Advertiser" and the "Agency" as such terms are used therein. The Company acknowledges that if it fails to deliver any of the material required by NBC to air the Company's Spots during any particular Program pursuant to the procedures in the Standard Terms, then NBC TV shall be deemed to have telecast such Spot during the relevant Program for purposes hereof even if such Spot is not actually shown when the Program is telecast.

          2.2  Value of Spots.  NBC agrees to telecast Spots with a total spot
               --------------
value of $3,000,000 (the "Total Spot Value") calculated, for each Spot, at [*]. The Company agrees that NBC makes no guarantee regarding what the actual rating for any particular Program will be and, therefore, will not be obligated to provide any make-goods hereunder.

          2.3  Liability for Failure to Broadcast Spots.  In the event that NBC
               ----------------------------------------
does not telecast Spots equal to the Total Spot Value within the Broadcast Period, then as liquidated damages and not a penalty, and as the sole damages for such failure, NBC shall pay the Company, on or before October 5, 2000, an amount equal to the difference (the "Differential Value") between the Total Spot Value and the value of the Spots actually telecast, as calculated pursuant to Section 2.2 above. The Differential Value will be paid by the surrender to the Company by NBC of that number of the Shares equal to the Differential Value divided by $5,023.54.

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                   SECTION 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to NBC as follows:

          3.1  Organization and Standing; Charter and By-laws.  The Company is a
               -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and the Company is authorized to exercise all of its corporate powers, rights and privileges. True and accurate copies of the Articles of Incorporation and the by-laws of the Company, each as in effect on the date hereof, have been delivered to the Purchasers. The Company has no direct or indirect subsidiaries.

          3.2  Capitalization.  The authorized capital stock of the Company on
               ---------------
the date hereof consists of 60,000 shares of Common Stock, no par value ("Common Stock"). On the date hereof, before giving effect to the issuance of the Shares, 26,873.463 shares of Common Stock are outstanding. The Company has reserved 2,642.38 shares of Common Stock for issuance to employees, consultants and directors pursuant to outstanding options under its 1997 Stock Option Plan. Except as set forth herein and in Schedule 3.2 attached, there are no
                                  ------------
outstanding rights, options, warrants, preemptive rights, conversion or exchange rights or agreements for the purchase, acquisition or receipt from the Company of any shares of capital stock or any other securities of the Company. The right of first refusal afforded IntelliQuest Information Group, Inc. does not apply to the issuance of the Shares. The Company is not a party to any existing agreement with any person or entity which requires the Company to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All voting rights in the Company are vested in the Common Stock as set forth in the Articles of Incorporation.
Except as set forth in Schedule 3.2 attached, the Company is not a party to any
                       ------------
voting trusts, voting agreements, proxies or other agreements, instruments or understandings, and to the knowledge of the CEO, COO and CFO of the Company, there are no other voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company. Subject to the accuracy of the representations and warranties of NBC set forth in Section 4, all of the Shares are being issued in compliance with all applicable Federal and state securities laws.

          3.3  Corporate Power: Authorization.  The Company has all requisite
               -------------------------------
legal and corporate power to enter into this Agreement, to issue and sell the Shares as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company, for the performance of the Company's obligations hereunder and for the issuance and delivery of the Shares has been taken; and this Agreement constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not violate or conflict with any order of any court or other agency of government, any judgment, decree, or any agreement, license or other instrument, or to the knowledge of the CEO, COO and CFO of the Company, any statute, regulation, rule or provision of law to which the Company is a party or by which it or any of its assets are bound.

          3.4  Validity of Securities.  The Shares, when issued, sold, delivered
               -----------------------
and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, charges, encumbrances, restrictions, preemptive rights or rights of first refusal of any kind; provided, however, that the Shares will be subject to the restrictions of the Agreement referenced in Section 5 and may be subject to restrictions on transfer under state and federal securities laws.

          3.5  Consents and Waivers. The Company has obtained any and all
               ---------------------
consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          3.6  Financial Statements.  Attached hereto as Exhibit E are the
               --------------------                      ---------
following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three (3) months ended March 31, 1999 for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (except that the Most Recent Financial Statements are subject to normal, recurring year-end adjustments and do not have footnotes which may be required by GAAP) applied on a consistent basis throughout the periods covered thereby, taken as a whole present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, there has been no material adverse change in the assets, liabilities or financial condition of the Company from that reflected on the Most Recent Financial Statements, except for changes in the ordinary course of business.

          3.7  Title to Assets.  Except as set forth on Schedule 3.7 attached,
               ---------------                          ------------
the Company has good and marketable title to all of its owned assets, and good leasehold interests in its leased properties, free and clear of all encumbrances, except for (a) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto,
(b) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of the Company and
(c) liens for taxes not yet due and payable.

          3.8  Intellectual Property Rights.  The Company owns, is licensed to
               ----------------------------
use or otherwise has sufficient rights to use, or is in the process of acquiring sufficient rights to use, such patents, trademarks, copyrights, service marks and applications and registrations therefor, and trade names, customer lists, trade secrets, proprietary processes and formulae, inventions, know-how, other confidential proprietary information, and other industrial and intellectual property rights as are necessary to permit the Company to carry on its business as presently conducted or as presently proposed to be conducted. Except as set forth on Schedule 3.8 attached, the Company has not received notice from any
         ------------
third party nor is the Company otherwise aware that any product or service marketed or sold by the Company violates any intellectual property right of a third party. Except as set forth on Schedule 3.8 attached, there is
                                               ------------
no pending or, to the knowledge of the CEO, COO or CFO of the Company, threatened claim or litigation against the Company contesting the right to use its intellectual property rights, asserting the misuse of any thereof, or asserting the infringement or other violation of any intellectual property rights of a third party.

          3.9   Compliance with Laws; Governmental Authorizations.  The Company
                -------------------------------------------------
is in compliance with all laws, rules and regulations that, if violated, would have a material adverse effect on its assets, business, or property. The Company is not required to hold or maintain any material governmental authorizations, licenses or permits in the conduct of its business as presently conducted and as currently proposed to be conducted.

          3.10  Litigation. Except as set forth on Schedule 3.8 attached, there
                ----------                         ------------
are no (a) actions, suits, claims, investigations or other proceedings by or before any governmental authority or arbitrator pending or, to the knowledge of the CEO, COO or CFO of the Company, threatened against the Company, or (b) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Company, except to the extent that any of the foregoing if determined adversely to the Company, would not have a material adverse effect on the Company, its financial condition or its assets.

          3.11  Taxes.  The Company has filed all tax returns, Federal, state,
                -----
foreign, county and local, required to be filed by it, and has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, other than those being contested in good faith. The Company has established adequate reserves for all taxes accrued but not yet payable.

          3.12  Brokers and Finders.  No person or entity acting on behalf or
                -------------------
under the authority of the Company is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the issuance of the Shares or the consummation of any of the transactions contemplated herein.

          3.13  Insurance.  The Company maintains fire and casualty insurance
                ---------
policies, with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed, and liability policies in amounts reasonable and customary for the Company's business.

                                   SECTION 4
                      REPRESENTATIONS, WARRANTIES OF NBC
                AND RESTRICTIONS ON TRANSFER IMPOSED BY THE ACT

          4.1   Representations and Warranties.  NBC hereby represents and
                -------------------------------
warrants to the Company as follows:

                4.1.1  Authorization.
                       --------------

          All action on the part of NBC necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken and, assuming due execution and delivery by the Company, this

Agreement constitutes a legal, valid, binding and enforceable obligation of NBC, subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

          4.1.2  Investment.
                 -----------

          (a) NBC has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of NBC set forth in this Section 4;

          (b) NBC has been further advised that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Shares;

          (c) NBC is purchasing the Shares for its own account and not for any other person;

          (d) By reason of its business or financial experience, NBC has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Company, and can afford a complete loss of such investment;

          (e) NBC is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares; and

          (f) NBC has had the opportunity to ask questions regarding the Company and the Company has provided information in response to the questions.

          4.1.3  Federal Securities Laws.  In order to enable the Company to
                 -----------------------
determine whether the sale of the Shares is exempt from registration under the Act, NBC represents that it is an Accredited Investor (as defined in Rule 501 of the Rules and Regulations under the Securities Act of 1933) and is acquiring the Shares for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof.

     4.2  Transfer of Securities.  The Shares shall not be transferable except
          -----------------------
(a) to an affiliate of NBC who expressly agrees to be bound by the terms of this Agreement and the letter agreement with the underwriters named therein referenced in Exhibit F or (b) upon the conditions specified in this Section
              ---------
4.2, which conditions are intended to insure compliance with the provisions of the Act with respect to the transfer of such securities.

          4.2.1  Legend.  Unless and until otherwise permitted by this Section
                 -------
4.2, each certificate representing the Shares will be endorsed with a legend substantially in the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REOUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          4.2.2  Restrictions on Transfer.  The Shares shall not be sold,
                 -------------------------
assigned, pledged or transferred, and the Company shall not be required to record any such sale, assignment, pledge or transfer, in its stock transfer records unless and until one of the following events shall have occurred:

          (a) the Company shall have received an opinion of counsel, which may be NBC in-house counsel, in form and substance reasonably acceptable to the Company and its counsel, stating that the contemplated transfer is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder and any applicable state securities laws, which may include an opinion that the Shares can be sold pursuant to Rule 144 under the Act;

          (b) the Company shall have been furnished with a letter from the Commission in response to a written request in form and substance reasonably acceptable to counsel for the Company setting forth all of the facts and circumstances surrounding the contemplated sale, assignment, pledge or transfer, stating that the Commission will take no action with regard to the contemplated sale, assignment, pledge or transfer; or

          (c) the Shares are transferred pursuant to a registration statement which has been filed with the Commission and has become effective.

          Within three business days after delivery to the Company and its counsel of an opinion described in clause (a) above, the Company either shall deliver to the proposed transferor a statement to the effect that such opinion is not satisfactory in the reasonable opinion of its counsel (and shall specify in detail the legal analysis supporting any such conclusion) or shall authorize the Company's transfer agent to make the requested transfer.

          4.2.3  Termination of Restrictions and Removal of Legend.  The
                 --------------------------------------------------
restrictions on transfer imposed by this Section 4.2 shall cease and terminate as to the Shares when (i) such securities (as applicable) shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration, or (ii) an acceptable opinion as described in
Section 4.2.2 (a) or a "no action" letter described in Section 4.2.2 (b) states that all future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the Act. When the restrictions on transfer contained in this Section 4.2 have terminated as provided above, the holder of the securities as to which such restrictions shall have terminated or the transferee of such holder shall be entitled to receive promptly from the Company, without expense to him, new certificates not bearing the legends set forth in Section 4.2.1 hereof.

          4.2.4  Brokers and Finders.  No person or entity acting on behalf or
                 -------------------
under the authority of NBC is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the issuance of the Shares or the consummation of any of the transactions contemplated herein.

                                   SECTION 5
                        UNDERWRITERS' LOCK-UP AGREEMENT

     5.1  Underwriters' Letter Agreement.  Simultaneously with the execution and
          ------------------------------
delivery of this Agreement, NBC will execute and deliver to the underwriters named therein a letter in the form attached as Exhibit F.
                                               ---------

                                   SECTION 6
                              REGISTRATION RIGHTS

     The Company covenants and agrees as follows:

     6.l  Definitions.   For purposes of this Section 6:
          ------------

          (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means (i) the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (1) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and (2) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

          (d) The term "Holder" means any person who is the record owner of Registrable Securities, or any assignee thereof in accordance with Section 6.12 hereof; and

          (e) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Act.

     6.2  Company Registration.  If, after completion of the Company's initial
          ---------------------
public offering of Common Stock, and for a period of three years thereafter, (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after receipt of such notice by the Holder given in accordance with Section 8.4, the Company shall, subject to the provisions of Sections 6.4, 6.5, 6.6, 6.7 and 6.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding the foregoing, the Company will not be required to give notice to the Holders of Registrable Securities if the underwriters managing the proposed offering have advised the Company in writing that in their judgment market conditions will not allow the inclusion of any secondary shares in such offering. In the event the managing underwriters and the Company subsequently determine to add any secondary shares in the offering, such notice shall be provided, and each Holder shall have the registration rights provided in this Section 6.

     6.3  Demand Registration.  Subject to the terms of this Agreement, in the
          -------------------
event that prior to a date three years after the date of this Agreement (the "Demand Expiration Date"), the Company shall receive from the Holders of Shares representing at least seventy-five percent (75%) of the Registrable Securities then outstanding, at any time after six (6) months after the effective date of the registration statement covering the Company's initial public offering, a written notice that it or they intend to offer or cause to be offered for public sale at least fifty percent (50%) of the Registrable Securities then outstanding (or any lesser percentage if the aggregate offering price to the public is greater than $5,000,000), the Company will so notify all Holders. Upon written request of any Holder given within fifteen (15) days after the receipt by such Holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Holder (including the Holder giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible (a "Demand Registration"). The Company shall not be required to effect more than one (1) Demand Registration pursuant to this Section 6.3. If (i) in the good faith judgment of the Board of Directors of the Company, a Demand Registration would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to each Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future, then the Company shall have the right to defer such filing for the period during which such Demand Registration would be materially detrimental, provided that the Company may not defer the filing for a period of more than ninety (90) days after receipt of the request for a Demand Registration, and more than once in any 12-month period. In the event that the Company elects to defer a Demand Registration to a date occurring after the Demand

Expiration Date, the Demand Expiration Date shall be extended until such time as the Demand Registration is complete.

     6.4  Obligations of the Company.  Whenever required under Section 6.2 or
          ---------------------------
6.3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 135 days or until all of the securities registered thereunder are sold, whichever occurs sooner.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In the event the Company elects to participate in the offering by selling securities for the Company's account, the Company shall be entitled to select the underwriter(s).

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Use best efforts to cause the Registrable Securities covered by such registration to be listed with any securities exchange on which the Company's common Stock is then listed.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 6.4(f), such Holder shall forthwith discontinue disposition of Registrable Securities until receipt of notice that such condition no longer exists.

     6.5  Furnish Information.  It shall be a condition precedent to the
          --------------------
obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested by the Company or as shall be required to effect the registration of such Holder's Registrable Securities.

     6.6  Underwriting Requirements.  In connection with any offering involving
          --------------------------
an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 6.2 or 6.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the persons entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by selling stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually
be agreed to by such selling stockholders).   For purposes of the preceding
parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     6.7  Delay of Registration.  No Holder shall have any right to obtain or
          ----------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

     6.8  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 6:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each officer and director thereof, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (or such additional law firms retained by a Holder or Holders if such Holder or Holders reasonably believe there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and bold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.8(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying patty under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying patty, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and only to the extent such failure is prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.8, but the failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8. No indemnifying party will consent to entry of any judgment or enter into any settlement (i) without the consent of the indemnified party, which consent shall not be unreasonably withheld, or (ii) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) The obligations of the Company and Holders under this Section 6.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

     6.9  Reports Under Securities Exchange Act of 1934. With a view to making
          ----------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     6.10 Expenses of Registration.  The Company shall bear and pay all expenses
          -------------------------
incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 6.2 and only one registration pursuant to Section 6.3, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions, legal or other professional fees of the Holders and stock transfer taxes relating to Registrable Securities.

     6.11 Assignment of Registration Rights.  The rights to cause the Company to
          ----------------------------------
register Registrable Securities pursuant to this Section 6 may only be assigned to a purchaser, assignee or transferee of the underlying Registrable Securities, who agrees to be bound by the terms of this Agreement.

     6.12 Limitations on Subsequent Registration Rights.  From and after the
          ----------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 6.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included; provided, however, the Company may grant additional rights to participate in Company registrations not filed pursuant to Section 6.3 to other holders such that any participation will be pro rata to such holders' ownership of Company Common Stock.

     6.13 Amendment of Registration Rights.  Any provision of this Section 6 may
          ---------------------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     6.14 Termination.  Except as provided in Sections 6.2 and 6.3, the rights
          -----------
provided in this Section 6 shall terminate on the third anniversary of this Agreement.

                                   SECTION 7
              CONFIDENTIALITY, DISCLOSURE AND INFORMATION RIGHTS

     7.1  Confidentiality and Disclosure.  Neither party shall issue a press
          ------------------------------
release or make any statement to the general public concerning this Agreement, the Spots, or the existence thereof, without the express prior written consent of the other; provided, however, that NBC agrees that the Company may file this
              --------  -------
Agreement with the Securities and Exchange Commission (the "SEC") and may describe the terms of this transaction identifying NBC and the subject matter of this Agreement in any filing with the SEC and other applicable regulatory agencies substantially in the form attached as Schedule 7.1. The Company agrees
                                               ------------
that any description not in the form of that in Schedule 7.1 will first be
                                                ------------
submitted to NBC for not less than three business days for prior approval, which approval will not unreasonably be withheld, conditioned or delayed. The Company agrees to request from the SEC confidential treatment of the pricing terms (including the calculation of the Differential Value) of this Agreement, Exhibit
                                                                         -------
B to this Agreement  and any other terms mutually agreed upon by the parties.
-

     7.2  Information Rights.  For so long as NBC is a stockholder of the
          ------------------
Company and the Company is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, the Company shall furnish to NBC: (a) its audited annual financial statements as soon as practicable after the end of each fiscal year, and (b) its most recent quarterly financial statements (which may or may not be audited) as soon as practicable after NBC requests the same. NBC shall keep all documents provided to it under this Section 7.2 strictly confidential and shall not disclose any of such information to any person or entity without the prior written consent of the Company.

                                   SECTION 8
                                 MISCELLANEOUS

     8.1  Governing Law.  This Agreement shall be governed in all respects by
          --------------
the laws of the State of Michigan.

     8.2  Successors and Assigns.  Except as otherwise expressly provided
          -----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8.3  Entire Agreement.  This Agreement and the other documents delivered
          -----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     8.4  Notices, Etc.  All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon receipt by verified facsimile transmission, upon receipt by overnight courier or upon the third day following mailing by registered air mail, postage prepaid, addressed (a) if to NBC, to 30 Rockefeller Plaza, New York, New York 10112, Attn: Michael Jeffrey, with a copy to Law Department, Corporate and Transactions Group, or at such other address as it shall have furnished to the Company, (b) if to the Company, to coolsavings.com inc., 8755 West Higgins Road, Suite 100, Chicago, Illinois 60631-2708, Attn:
Steven Golden, with a copy to Douglas Golden, Golden & Gorman, P.C., 255 East Brown Street, Suite 110, Birmingham, Michigan 48009, or at such other address as the Company shall have furnished to NBC.

     8.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6  Drafting.  This Agreement has been drafted jointly by the Company and
          --------
NBC and the terms and provisions hereof shall not be construed in favor of either party on the basis of that party's participation in or contribution to the drafting of such terms or provisions.

     8.7  Arbitration. Any and all disputes between the parties arising out of
          -----------
any provision of this Agreement shall be resolved in accordance with the procedure set forth in this Section 8.7. The Parties shall submit all disputes under this Agreement to arbitration. Such arbitration shall be conducted in accordance with the rules of the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by one arbitrator from the CPR

Panels of Distinguished Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C., Sections 1 - 16, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of the arbitration shall be the New York, New York metropolitan area. The arbitrator shall make written findings of fact and conclusions of law, and the decision of the arbitrator shall be final. Each party shall pay its own expenses of arbitration and the expense of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification under the Agreement or any defense in objection thereto was unreasonable, the arbitrator may assess, as part of their award, all or any part of the arbitration expenses (including reasonable attorney's fees) of the other party and of the arbitrator against the party raising such unreasonable claim, defense or objection.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the day and year first above written.


coolsavings.com inc.


By:  /s/ Steven Golden                     Dated:   May 28, 1999
-----------------------------------               ------------------------------
     Steven Golden
     Chief Executive Officer


National Broadcasting Company, Inc.


By:  /s/ Thomas A. Rogers                  Dated:   May 28, 1999
-----------------------------------               ------------------------------
Its:  Executive Vice President
-----------------------------------

                                    EXHIBIT C

                      PARTICIPATING SPONSORSHIP AGREEMENT

Participating Sponsorship Agreement -
Part II


1.  DENFINITIONS
"Advertiser" means the advertiser named in Part I.

"Agency" means the advertising agency named in Part I (see also paragraph 23).

"NBC" means NBC Television Network, a Division of National Broadcasting Company, Inc.

"paragraph" - all references to 'paragraphs' by numbers apply to this Part II.

"participation" means a sponsorship unit which entitles Advertiser to 30 seconds of commercial time unless otherwise specified in Part II hereof.

"Program" means the program(s) and/or event(s) described in Part I intended for telecast in which Advertiser is a sponsor.

"Section" - references to 'Sections' by numbers apply to Part I of which this
Part II is a part (by attachment or by reference) and without which this Part II shall be invalid.

"telecast" means tho presentation and transmission of any of the programs described in Part I on one occasion to any or all sta-tions.

The four digit numerals within parentheses at the conclusion of certain paragraphs are internal NBC printing codes and are not a Part of this agreement.

Certain paragraphs are intentionally omitted for reasons of inapplicability.
(0491)

2.  STATIONS

     a: Stations Ordered. Stations ordered for Advertiser for the Program(s) shall be the interconnected affiliated stations identified in the NBC TV Station List and such other stations as NBC may elect to include in the Program's stations lineup, including delays, if any. NBC shall endeavor to make available as many stations as possible. The sta____ of available of all ordered stations whether available or not, shall be included in the NBC TV Station List which shall be furnished to Agency upon request.

     b. Station Lineup, Station lineup as used herein shall comprise all stations which are available or may become available or may become available for the telecast(s) on either a live or tape delayed.

     c. Addition of Ordered Stations. Stations which are initially reported unavailable but which become available for the telecast(s) on either a live or tape delayed basis shall become part of Advertiser's station lineup effective
immediately.    (0491)

4.  PACKAGE PRICE

  The package price(s) indicated in Part I include all charges except the applicable Integrated Networking Charges and other changes for special
commercial requirements.                  (0491)

5.  INTERGRATED NETWORKING CHARGE

  The Integrated networking Charge listed in the current NBC Television Network Commercial Integration Manual shall be applicable to each commercial insertion up to and including 60 seconds in length. Announcements in excess of 60 seconds will be billed at a proportionately higher charge. This production facilities charge includes the services, as required, for program origination. Videotaped repeat network telecast(s), and satellite transmissions. Also included are the normal insertions of tape commercials when originated from network control points in New York an/or Burbank and the normal insertion of commercials into delayed broadcasting tapes. Additional production charges may be made of special commercial requirements in accordance with the NBC O & TS Rate Card. With respect to late delivery of commercial material charges and other conditions will be in accordance with the NBC Television Network Commercial
Integration Manual.          (0593)

6.  PROGRAM

     a. Supplier, The Program(s) set forth in Part I will be supplied by NBC and NBC will furnish for such Program(s) all the necessary creative elements, production facilities and services therefore and personnel and talent required for the appropriate television presentation of the Program(s). Each program will conform to NBC's programming and operating policies and technical standards.
(1089)

     d. Production Facilities and Services, Production facilities and services charges applicable to the Program(s) are included in the package price. Agency will furnish all elements for ran will bear all cost of the commercials. To the extent feasible, NBC will provide, if requested, production facilities and/or personnel for the production and presentation of commercials. Rates therefore will be charged to Agency in accordance with the O&TS rate Card (or at rates quoted upon request where such Rate Card rates do not apply). (0593)

  Agency must deliver commercial material to NBC no later than 14 days prior to the scheduled telecast and NBC shall insert such material into the program(s) to
be telecast.                (0882)

7.  AGENCY-FURNIHED MATERIAL

     a. Furnishing and Submission. All commercial announcements and talent and material therfor and billboards where applicable (except as may be furnished by
NBC) and any other material furnished by Agency for the telecasts are hereinafter collectively and individually referred to as Agency material.
Agency material must be furnished to NBC at least 14 days in advance of airdate. Agency warrants that is has obtained all necessary rights for the performance and use of said agency material, including music performance.
(0489)

     b. Compliance With Standards. Agency material must conform to the programming and operating policies of NBC, and the quality of recorded Agency material must comply with NBC's technical standards, and shall not contain copy or material which conflicts with product protection rights granted to others by NBC. NBC has the continuing right to require Agency and Advertiser to edit and modify any and all Agency material to the extent NBC deems necessary to confirm to the public interest and to the programming and operating policies of NBC. NBC reserves the right to refuse to accept for telecasting or to refuse to telecast any Agency material which does not in its judgement conform to the public interest or to such policies and standards, or which in the reasonable
opinion of NBC may violate the rights of others.            (0882)

     c. Substitution by Agency. In the event of NBC's refusal to accept any Agency material, Agency will substitute other material therefor acceptable to NBC. The acceptance or rejection by NBC of any substitutes hereunder shall be made by NBC in accordance with the requirements of paragraph 7b.
(1062)

     d.NBC Rights on Agency's Failure to Furnish. In the event Agency fails to furnish any Agency material as herein provided, or in the event NBC disapproves any Agency material and Agency fails to furnish substitutes therefor satisfactory to NBC, NBC may, at its option, schedule promotional or public service type announcements inplace of Agency's regularly scheduled commercial material without identification of Advertiser except as required by Law or administrative regulation. No such action on the part of MBC under5 this paragraph shall reliever Agency of its obligation to make payments for all charges as provided for hereunder.

9.  INCREASES AND PROTECTION

NBC reserves the right to change production facilities and services charges, including the integrated Networking Charge, effective on such date as announced by NBC to the trade. Any such change which results in an increase to Advertiser wil lnot apply until three months after the date upon which such change is
announced by NBC.        (0593)

10.  ADVERTISING AGENCY COMMISSION

The package price (s) set forth in Part I and the Integrated Networking Charge include an advertising agency commission of 15%. (0489)

11.  BILLING AND PAYMENT

   All charges hereunder will be billed to Agency on the second business day following the month of telecast(s) and shall be paid on or before the 15th day of the billing month (or such earlier date as set forth by any special payment terms or as designated in Part I), it being agreed that time of payment is of the essence. Notwithstanding disagreement between the parties as to particular items of charge of credit as of the due date, all charges not specifically and reasonable questioned by Agency shall be paid by such date, NBC's obligations under this agreement are also conditioned upon full payment by Agency of all obligations to NBC under preceding or concurrent agreements with NBC for the
same advertiser.      (0491)

12.  DAY AND TIME PERIOD OF SPONSHIP

   Part I reflects the day, starting time, program length and program to be sponsored on a participating basis by Advertiser on the dates shown, expressed in New York City Time (NYCT). Time for the purpose of this paragraph is approximate. NBC reserves the right to advance or delay the starting time shown and the further right to expand or contract the program length indicated.

   The program(s) hereunder are distributed across the country in various configurations which utilize live and tape delay transmission to stations. Specific information with respect to such transmission is available on request.
(0491)

14.  COMMERICAL ENTITLEMENT

     Each date listed in Part I represents a 30-second participation for commerical utilization in the program indicated, unless otherwise specified.
  (0489)

15.  COMMERICAL POSITONS

     The placement and designation of commercial positions shall be determined by NBC. NBC reserved the right to revise any or all elements of the commercial format in each of the programs hereunder to include changing of commercial placement within programs. In certain program series, NBC retains the right to move within the same program a participation(s) form on day of the week to another day of the same week. NBC reserves the further rights to format the programs so as to accommodate any combination of commercial elements and to expand or contract any or all elements of the commercial format at any time to meet the competitive forces of the industry. (0489)

16.  CAST COMMERICALS

     Cast Commercials, including placement thereof, are subject to the review and approval of NBC Advertising Standards and Sales Services. (0593)

17.  PRODUCTS TO BE ADVERTISED

     a. Protected Products. NBC will endeavor to avoid scheduling products competitive or annitheical to single-product commericals of at least 30 seconds duration within the commercial interruption (i.e. pod) in which such commercial is scheduled. Such competitive or antibetical avoidance is known as product protection. Product protection throughout this paragraph 17 applies only to other network advertisers obtained by the NBC Television Network.

     Production protection will not be granted to commercials which are multi-product 30-second commercials not to any commercial of less than 20-seconds in length.

     Changes in designation of protected products may be made only upon receipt of NBC's approval. Requests for such changes in designation must be submitted to the NBC Television Network Sales Department not less than 14 days prior to the desired date of such change(s).

     c. Non-Exclusive Basis Products. Advertiser's products other than protected products may be advertised hereunder on a non-exclusive basis providing NBC's approval had been obtained in advance in writing. The advertising of non-exclusive basis products is subject to discontinuance on 24 hours notice in the event the advertising of such non-exclusive basis products conflicts with product commitments made by NBC to others.

     d. Other Products. Products other than protected and NBC approved non-exclusive basis products may not be advertised on any program hereunder. Commercials forsuch other products may be removed or deleted by NBC without, prior notice and Advertiser will not be relieved of its obligation for any of the charges hereunder by reason of such removal or deletion.

     e. Nature of Approvals. Approvals referred to above in this paragraph 17 must be obtained in writing from NBC. Approval of products or commercial material for compliance with NBC's Advertising Standards, while ultimately required under paragraph 7, does not constitute NBC's approval ;under this
paragraph 17.          (0593)

17.  BILLBOARDS

    Certain programs provide billboards. The billboard is a brief announcement identifying the sponsor or partial sponsor of a program. It is not intended for use as a commercial announcement. If so indicated in Part I. Advertiser shall be allowed to billboard of the type and duration specified therein. Such billboard will consist of visual and/or audio material acceptable to NBC. Placement of billboards shall be designated by NBC and may be scheduled adjacent
to billboards and/or commercials of other sponsors in the program.      (0489)


19. LEAD-INS

     Leal-ins copy of a transitional nature may be used in certain types of programs. Such copy must be limited to five seconds in length and must be devoid of commercial sell and comparative references. The program host or other individual designated by NBC shall be made available for lead-ins. In no event may lead-ins be used separately from the commercial it was intended to be lead into, not combined to form a longer lead-in. (0489)

20.  AGENCY TERMINATION RIGHTS

     If so provided in Part Il, Agency shall have the right to terminate a portion of Advertiser's sponsorship, effective with the termination dates shown in Part I, on prior written notice to NBC as provided therein. (0593)

21.  PROGRAM SUBSTITUTION AND TRANSFER

     a. Program Substitution. Except as set forth in paragraphs 21c and 21d hereof, NBC may substitute another program for any program hereunder. In such event, Advertiser's participation(s) will be scheduled by NBC in a replacement program(s) provided such replacement program(s):

          i.  is(are) of comparable quality with comparable demographics.
          ii.  is(are) available to advertisers on a participation basis.
          iii.  is(are) comparably priced and
          iv.  present(s) no product or scheduling conflicts.

     c. Daytime Programs (Monday through Friday 9:00am - 4:30pm NYCT), NBC had the right to change the time period and/or discontinue telecasting any or all of its Daytime Programs on reasonable prior notice. In the event of such discontinuance or time period change, Advertiser's participation(s) so affected will be transferred to a mutually agreeable substitute program(s) where available.

     d. Unique Programs. The provisions of this paragraph 21 are not applicable to unique programs such as major sporting events, major award presentation
programs, and coverage of a special news event.                         (0593)

22.  IMPOSSIBILITY OF AGENCY PERFORMANCE

    In the event Agency is unable or fails to supply agency material, NBC may, at its option, in addition to any other remedies which may be available to it, terminate this agreement forthwith, and upon such termination, Agency, Advertiser, and NBC will be relieved of further liability hereunder except with respect to obligations incurred or arising out of telecasts made prior to such termination. (0489)

24.  PREEMPTION

     a. General. NBC reserves the right to preempt all or any portion of any telecast of any of the programs hereunder in order to telecast events or programs of public importance, news reports, political programs, sports events, special programs, or special events. NBC agrees that in the event of such preemption as much advance notice as is practicable will be given to Agency. In the event of a preemption involving the elimination of Advertiser's participation(s), NBC will be relieved of its obligation to telecast Advertiser's participation(s) hereunder and Agency will be relieved from paying any charges hereunder for the participation(s) so eliminated unless Advertiser's participation(s) are rescheduled as may be provided for elsewhere herein.

     b. Partial Political. NBC also reserves the right to preempt the last five minutes of any telecast preceding an election day generally observed throughout a majority of the United States. In the event of such five minute preemption which does not affect Advertiser's participation(s), the affected program will be edited to the required length at NBC's expense and there shall not be any adjustment in any of the charges hereunder to Agency. (0489)

25.  NETWORK FAILURE TO TELECAST

     In the event NBC fails to present over its network facilities any telecast hereunder because of unavailability of technical facilities, defect or breakdown or equipment or transmission facilities, labor dispute, government action, the unforseen absence of a principal performer, or any cause beyond the control of NBC, whether of a similar or dissimilar nature, NBC's liability therefor shall be limited solely to cancellation of all charges to Agency hereunder for such affected telecast and such failure to telecast shall not constitute a breach of
this agreement.        (0489)

26.  LOSS OF SPONSORSHIP.AUDIENCE DEFICIENCY

     For the purpose for determining loss, each participation shall be treated as a complete and separate sponsorship. Where split 30-second commercials, three contiguous announcements in a 60-second commercial, and 15-second commercials are utilized, each component shall be deemed a complete and separate sponsorship.

     If NBC fails to carry all or any part of Advertiser's commercial to the extent that the substance of the commercial announcement is lost on the entire station lineup, NBC will negotiate in good faith for a makegood. (0491)

     If NBC fails to achieve agreed upon audience delivery, NBC will negotiate in good faith and deliver a makegood no later than by the end of the calendar year following the end of a broadcast season. (0196)

27.  INDEMNIFICATION AND DEFENSE

     a. NBC Obligation. NBC agrees to indemnify and bold harmless Advertiser Agency and their respective directors, officers, agents and employees against and from any and all claims, liability, loss and damage, including reasonable attorney's fees, caused by or arising wholly or in part out of the telecasting of NBC material hereunder and to defend at its own expense any litigation instituted by others against any of them resulting therefrom.

     b. Agency Obligation. Agency agrees to indemnify and hold harmless NBC, the stations over which________ ______ ________ are carried and their owners, the package producer of the program (if any involved) and the talent thereof and the other advertisers in the program and their agencies, and their respective directors, officers, agents and employees against and from any and all claims, liability, loss and damage, including reasonable attorney's fees, caused by or arising wholly or inpart out of the telecasting of Agency material hereunder and to defend at its own expense any litigation instituted by other against any of them resulting therefrom.

     c. Distinction. For the purposes of this paragraph 27 only, Agency material (see paragraph 72) shall be deemed to include ad lib acts or utterances of personnel furnished by Agency or Advertiser, and NBC material shall be deemed to include material furnished by NBC as referred to in paragraph 6 and ab lib acts and utterances of personnel furnished by NBC and material furnished by other agencies or advertisers for the telecasts. NBC's acceptance or approval of Agency material will not affect Agency's obligation for defense and
indemptficaiton hereunder.                    (0489)

     d. Control of Litigation. The indemnitor hereunder shall have full control of the defense of such litigation and may settle, compromise or adjust the same, provided, however, that the indemnitee, upon relieving the indemnitor in writing of the obligations imposed hereunder for defense and indemnificaion, shall have the right, if it so elects, to conduct such litigation at its own expense by its own counsel.

     e. Notice and Duration. The following obligation foe defense and indemnification shall be imposed only if (1) the indemnitee sends to the indemnitor timely written notice of first service of process upon the indemnitee and a timely written request to defend the litigation (such notice and request shall be deemed timely if given with a reasonable length of time after receipt of service by the indemnitee and a reasonable length of time prior to the date by which first response to such process is legally required, considering all the circumstances: and (2) while such litigation pending, the indemntee upon request, shall furnish to the indeminitor all relevant facts and documentary material in the formers possession or under its control, and shall make its employees or other persons under its control with knowledge of relevant facts available to the indemnitor for consultation and as witnesses at their customary places of business. The indemnity right and defense obligations hereunder shall survive the termination or expiration of this agreement and of the agreement and of Agency's status as advertising agency for Advertiser.
(1062)

29.  ABSENCE, INCAPACITY, OR DEATH

     The temporary or sudden absence for any reason, or death, of any regular principal performer, including but not limited to newscasters and sportscasters, on the program(s) hereunder will be accommodated for as NBC deems appropriate, by substitution of a performer of comparable stature or, if practicable, by writing our of the character portrayed or by substitution of another comparable
program.    (1089)

30.  USE OF NAME AND LIKENESS

     Except for programs which consist of motion picture films, NBC hereby authorized Agency and Advertiser to use and license others to use during the term hereof the title of the Program(s) and the name, sobriquet, biography and likeness of regular featured performers in the Program(s) for informative purposes and to advertise and publicize the network and the Programs(s) through tune-in advertising either alone or in conjunction with the advertising of the protected products of Advertiser as designated hereunder. Names, sobriquets, biographies and likenesses of the regular featured performers will not be used without the prior written approval of NBC. No such use in connection with the Program(s) hereunder may contrive beyond the termination of Advertiser's sponsorship in any such Program(s) or of the participation of such characters of persons in the Program(s), and Agency will take all reasonable steps to require discontinuance of utilization of any previously released display material
involving any such use within 30 days after such termination.    (0465)

     For a sports program, the reference to featured performers is to the announcers furnished by NBC and not to any participant in the sporting event.

     For programs which consist of motion picture films, the NBC authorization within this paragraph 20 shall be limited to the title of the program and shall not apply to the title of a specific motion picture nor to any of the featured
performers of the motion picture film.        (0465)


31.  RIGHTS AND RESTRICTIONS ON USE OF TELECASTS

     NBC may use or license to be used al or any part of the programs hereunder by or for the Armed Services and for telecasting in connection with documentary programs. Neither Agency nor Advertiser will authorize anyone to telecast or to utilize for any commercial purposes, other than for telecasts hereunder, the actual telecasts made by NBC, or any part of such telecasts, including material supplied by Agency, whether such other use of the actual telecasts by by means of tape of film, except for recording of Agency material specifically authorized and released in accordance with applicable NBC policy. Nothing herein contained shall prevent Agency from making subsequent use of Agency material (as distinguished from telecast by NBC of such material). (1185)

32.  MATERIAL AND PROPERTY OF AGENCY OR ADVERTISER

     Material or property (other than recorded commercial material) furnished by Agency or Advertiser for use on or in connection with the telecasts hereunder must be removed form NBC areas at Agency's expense within six days after the date of program performance, and if not so removed, Agency will be billed and will pay storage charges effective commencing the day following the date of program performance. All recorded commercial material which has not been telecast for a period of 45 days will be destroyed. If Advertiser submits a wr5itten request to NBC to return such recorded commercial material prior to the expiration of the 45 day period, NBC will endeavor to comply at Agency's expense. Agency and Advertiser hereby release NBC from any liability arising out of damage to or loss of any material or property furnished by Agency or Advertiser for use on or in connection with telecasts hereunder except for damage or loss caused by the demonstrable negligence of NBC or its employees.
In no event will NBC be responsible for damage to or loss of any such material or property left with NBC for any extended period except such material or property so left pursuant to written agreement of the parties specifically identifying the same. Unless otherwise agreed to in writing, NBC retains title to all scenery, props, costumes and other material furnished by NBC.(0489)

     NBC will be under no liability with respect to the handleing of audience mail addresses to NBC or stations listed in the Station List intended for use only by or for the benefit of Agency or Advirtiser. (0672)

33.  PARTIES

     This agreement is entered into for Advertiser by Agency as Advertiser's agent. Agency represents and warrants that it is the duly authorized agent of Advertiser for the purposes of this agreement and the matters contemplated hereby and that its arrangements with Advertiser specifically contemplate the placement of the advertising herein provided and th eservicing thereof and the allowance of agency commission as herein provided. It is understood that Agency functions as paying agent for Advertiser hereunder and in no sense as an agent or representative of NBC and the Advertiser will continue to be obligated for all payments due to NBC hereunder until the actual receipt thereof by NBC.
(1062)

     If at any time during the term hereof Agency ceased to be the advertising agency for Advertiser, the then rights and duties of Agency herein shall, subject to the provisions of paragraph 327 hereof, insure to the benefit of and be binding on any other advertising agency, acceptable to NBC as to financial responsibility, designated by Advertiser in writing to NBC therefor. If this agreement6 is executed by Advertiser rather than its advertising agency, or if at any time during the term hereof Agency ceases to be the advertising agency for Advertiser, and if NBC has not exercised its right of termination under paragraph 22, and Advertiser has not designated to NBC in writing another advertising agency similarly acceptable, the term "Agency" shall mean "Advertiser" (0489)

34.  NOTICES

    Notices to Agency and NBC hereunder shall be given by personal delivery postpaid mail, or overnight courier service to the Agency at it address and to the person if any, shown in Part I and to NBC at 30 Rockefeller Plaza, New York, New York, 10112, attention of President, Sales, Television Network. The date of such personal delivery, mailing, or delivery to courier service shall be deemed to the date of service. (0196)


35.  GENERAL PROVISIONS

    This agreement is made subject to all Federal, State and Municipal laws and regulations now or hereafter in force and is not assignable in whole or in part, except as otherwise herein specifically provided, without the consent of NBC and shall be governed by the laws of the State of New York, excluding all principles of referral, to the laws of other jurisdictions which might otherwise be applicable under doctrines of conflicts of laws. Agency and Advertiser represent and warrant that this agreement represents a sponsorship arrangement exclusively between Advertiser and any other person or entity. Wavier of rights resulting from breach of any provision hereof shall not be deemed to constitute a waiver of rights resulting from any previous of succeeding beach of the dame or any other provision. Except as herein otherwise specifically provided, this agreement constitutes the entire Agreement between the parties relating to the subject matter hereof and may not be changed, modified, reviewed, extended or discharge except by an agreement in writing, signed by the party against whom enforcement of the change, modification, renewal, extension or discharge is sought. (0593)